Exhibit 23.7

May 14, 2009

MK Arizona Corp.

333 Sandy Springs Circle, Suite 223

Atlanta, GA 30328

RE:	MK Arizona Corp.

Gentlemen:

We acknowledge that we are referred to in the registration statement of MK Arizona Corp. on Form S-4 (File No. 333-153492), and we hereby consent to: (i) the use of our name and the name SPAC Analytics in such registration statement, (ii) the discussion of our report in the registration statement, (iii) the reproduction of our report as exhibit 99.11 in such registration statement and (iv) the filing of this consent as Exhibit 23.7 to the registration statement.

Sincerely,

/s/ SPAC Investments, Ltd.

SPAC Investments Ltd.